UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2022

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-38964	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon		97210-1818
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – no par value	SMIT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2023, Mr. Philip Bosco tendered his resignation from his Chief Financial Officer position due to accepting a new position at a different company. The Board of Directors (the “Board”) of Schmitt Industries, Inc. (the “Registrant”) accepted his resignation, effective February 5, 2023.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 23, 2022, UHY LLP (“UHY”), the independent registered public accounting firm to Schmitt Industries, Inc. (the “Company”), informed the Company of its decision to resign as auditors of the Company. This resignation is effective December 23, 2022. The decision was made reluctantly and after substantial deliberation. There remains an unpaid balance due to UHY LLP for services rendered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

February 2, 2023	By:	/s/ Michael Zapata
Name: Michael Zapata
Title: Chief Executive Officer